Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2025 RESULTS; INTRODUCES 2026 GUIDANCE

TUSTIN, CA, February 12, 2026 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the fourth quarter of 2025.

FOURTH QUARTER 2025 RESULTS AND RECENT EVENTS
•Results per diluted common share for the fourth quarter of 2025 were as follows:
•Net Income: $0.11
•FFO: $0.36
•Normalized FFO: $0.36
•AFFO: $0.37
•Normalized AFFO: $0.38
•EBITDARM Coverage Summary:
•Skilled Nursing/Transitional Care: 2.38x
•Senior Housing - Leased: 1.52x
•Behavioral Health, Specialty Hospitals and Other: 3.99x

•On a year-over-year basis, same property managed senior housing Cash NOI increased 12.6% for the fourth quarter of 2025, while the 2025 quarterly year-over-year average increase was 15.0%, inclusive of the stabilized facilities formerly operated by Holiday.

•In the fourth quarter of 2025, Sabra acquired four managed senior housing properties for $150.5 million with an estimated initial cash yield of 7.0%, bringing total investments closed in 2025 to roughly $450 million, with an estimated average initial cash yield of 7.5% on property acquisitions. Subsequent to quarter end, Sabra closed on two additional managed senior housing properties for $27.0 million with an estimated initial cash yield of 8.2%.

•Sabra has been awarded an additional $240 million of primarily managed senior housing and some skilled nursing investments with an estimated initial cash yield of approximately 8.0%, much of which is expected to close in Q1 and early Q2. These investments are currently in the Letter of Intent or later stage, and Sabra expects to fund these investments, if consummated, with available liquidity, including proceeds from outstanding forward sales agreements under its current and prior at-the-market equity offering programs (“ATM programs”).

•During the fourth quarter of 2025, Sabra completed the disposition of seven skilled nursing facilities for gross proceeds of $51.0 million. Sabra did not recognize any rent or income related to these facilities in 2025.

•During the fourth quarter of 2025, Sabra issued 2.3 million shares in settlement of outstanding forward sale agreements at a weighted average price of $17.49 per share, net of commissions, resulting in net proceeds of $40.0 million. As of December 31, 2025, 17.4 million shares remained outstanding under forward sale agreements at a weighted average price of $18.60 per share, net of commissions.

•As of December 31, 2025, Net Debt to Adjusted EBITDA was 5.00x.

•On February 2, 2026, Sabra’s Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on February 27, 2026, to common stockholders of record as of the close of business on February 13, 2026.

2026 GUIDANCE
Sabra is initiating 2026 earnings guidance ranges as follows (attributable to Sabra Health Care REIT, Inc., per diluted common share):
•Net Income: $0.60 - $0.64
•FFO: $1.49 - $1.53
•Normalized FFO: $1.49 - $1.53
•AFFO: $1.55 - $1.59
•Normalized AFFO: $1.55 - $1.59
Earnings guidance above assumes:
•low-single-digit Cash NOI growth for the triple-net portfolio at the midpoint, ignoring the impact of acquisitions and dispositions;
•average full-year Cash NOI growth for the same-store Senior Housing - Managed portfolio in the low to mid-teens;
•general and administrative expenses at the midpoint of $52 million, which includes $12 million of stock-based compensation expense;
•cash interest expense of $103 million at the midpoint;
•weighted average share count of 255 million and 256 million for Normalized FFO and Normalized AFFO, respectively;
•no tenants are placed on cash-basis or moved to accrual-basis for revenue recognition after December 31, 2025; and
•only investments, dispositions and capital markets activity completed as of February 12, 2026.
The foregoing guidance ranges reflect management’s view of current and future market conditions. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing guidance ranges as a result of new information or new or future developments.
Commenting on the fourth quarter’s results, Rick Matros, CEO and Chair, said, “We are pleased to introduce 2026 Normalized FFO and Normalized AFFO guidance at 4.9% and 5.4% year over year growth at the midpoint, respectively, building on a successful 2025. Our investment pipeline remains robust, and 2026 has gotten off to a strong start with $240 million of awarded investments, much of which should close in Q1 and early Q2. Given the promising start to the year, we expect to exceed 2025’s investment total and anticipate making skilled nursing investments in addition to our strategic focus on growing our managed senior housing portfolio. Sabra’s operational results continue to trend positively, as we have seen over the last year plus. Managed senior housing occupancy and margins continue to increase, triple-net senior housing remains stable with strong rent coverage and occupancy, and our skilled nursing portfolio’s upward trajectory in occupancy and rent coverage continues. Additionally, our top ten tenants had another strong showing. We are excited about the prospects for 2026.”

LIQUIDITY
As of December 31, 2025, we had approximately $1.2 billion of liquidity, consisting of unrestricted cash and cash equivalents of $71.5 million, available borrowings under our revolving credit facility of $782.4 million and $322.7 million related to shares outstanding under forward sale agreements under the ATM programs. As of December 31, 2025, we also had $482.9 million available under our current ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2025 fourth quarter results will be held on Friday, February 13, 2026, at 11:00 am Pacific Time. The webcast URL is https://events.q4inc.com/attendee/141249230. The dial-in number for U.S. participants is (888) 880-4448. For participants outside the U.S., the dial-in number is (646) 960-0572. The conference ID number is 1382596. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of December 31, 2025, Sabra’s investment portfolio included 360 real estate properties held for investment (consisting of (i) 210 skilled nursing/transitional care facilities, (ii) 32 senior housing communities (“senior housing - leased”), (iii) 87 senior housing communities operated by third-party property managers pursuant to property management agreements (“senior housing - managed”), (iv) 16 behavioral health facilities and (v) 15 specialty hospitals and other facilities), 13 investments in loans receivable (consisting of three mortgage loans and 10 other loans), four preferred equity investments and two investments in unconsolidated joint ventures. As of December 31, 2025, Sabra’s real estate properties held for investment included 36,412 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our other expectations regarding our future financial position (including our earnings guidance for 2026, as well as the assumptions set forth therein); our expectations regarding our results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions; our expectations regarding our investment activity; and our plans and objectives for future operations.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: the ability to reach a definitive agreement for awarded investments and our ability to close such acquisitions on the expected terms or at all; increases in market interest rates and inflation; pandemics or epidemics, and the related impact on our tenants, borrowers and senior housing - managed communities; operational risks with respect to our senior housing - managed communities; increased labor costs and labor shortages; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and senior housing - managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws; a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Net Debt to Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share, net operating income (“NOI”) and Cash NOI. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/financials/quarterly-results.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental and related revenues (1)	$92,917	$96,068	$374,131	$381,495
Resident fees and services	108,434	76,865	356,883	284,581
Interest and other income	10,551	9,413	43,618	37,159
Total revenues	211,902	182,346	774,632	703,235
Expenses:
Depreciation and amortization	51,405	42,308	186,996	169,623
Interest	28,940	28,083	112,489	115,272
Triple-net portfolio operating expenses	3,602	4,080	14,487	17,072
Senior housing - managed portfolio operating expenses	76,815	55,758	256,619	210,016
General and administrative	15,908	13,032	53,710	50,067
Recovery of loan losses	(407)	(125)	(1,047)	(571)
Impairment of real estate	648	—	7,322	18,472
Total expenses	176,911	143,136	630,576	579,951
Other income (expense):
Loss on extinguishment of debt	—	—	(1,154)	—
Other income	58	1,897	14,036	2,735
Net (loss) gain on sales of real estate	(9,063)	6,064	(3,519)	2,095
Total other (expense) income	(9,005)	7,961	9,363	4,830
Income before income (loss) from unconsolidated joint ventures and income tax expense	25,986	47,171	153,419	128,114
Income (loss) from unconsolidated joint ventures	1,652	(96)	3,928	(397)
Income tax expense	(491)	(380)	(1,837)	(1,005)
Net income	27,147	46,695	155,510	126,712
Net loss attributable to noncontrolling interests	78	—	99	—
Net income attributable to Sabra Health Care REIT, Inc.	$27,225	$46,695	$155,609	$126,712

Net income attributable to Sabra Health Care REIT, Inc., per:
Basic common share	$0.11	$0.20	$0.64	$0.54
Diluted common share	$0.11	$0.19	$0.64	$0.54

Weighted average number of common shares outstanding, basic	249,375,192	236,597,675	241,312,309	233,498,736
Weighted average number of common shares outstanding, diluted	252,768,271	239,640,053	244,497,242	236,045,862

(1) See the following page for additional details regarding rental and related revenues.

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME - SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash rental income	$87,514	$89,995	$358,928	$363,905
Straight-line rental income	782	876	4,464	4,289
Write-offs of cash and straight-line rental income receivable and lease intangibles	—	(508)	(7,759)	(6,032)
Above/below market lease amortization	1,058	1,233	4,315	4,867
Operating expense recoveries	3,563	4,472	14,183	14,466
Rental and related revenues	$92,917	$96,068	$374,131	$381,495

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2025	December 31, 2024
Assets
Real estate investments, net of accumulated depreciation of $1,224,663 and $1,102,030 as of December 31, 2025 and December 31, 2024, respectively	$4,686,377	$4,513,734
Loans receivable and other investments, net	434,100	442,584
Investment in unconsolidated joint ventures	118,166	121,803
Cash and cash equivalents	71,537	60,468
Restricted cash	6,603	5,871
Lease intangible assets, net	65,321	27,464
Accounts receivable, prepaid expenses and other assets, net	111,292	131,755
Total assets	$5,493,396	$5,303,679
Liabilities
Secured debt, net	$43,275	$45,316
Revolving credit facility	217,584	106,554
Term loans, net	1,032,311	529,753
Senior unsecured notes, net	1,235,726	1,736,025
Accounts payable and accrued liabilities	119,329	117,896
Lease intangible liabilities, net	21,383	26,847
Total liabilities	2,669,608	2,562,391
Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 251,697,456 and 237,586,882 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	2,517	2,376
Additional paid-in capital	4,836,270	4,592,605
Cumulative distributions in excess of net income	(2,013,375)	(1,874,633)
Accumulated other comprehensive (loss) income	(3,571)	20,940
Total Sabra Health Care REIT, Inc. stockholders’ equity	2,821,841	2,741,288
Noncontrolling interests	1,947	—
Total equity	2,823,788	2,741,288
Total liabilities and equity	$5,493,396	$5,303,679

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$155,510	$126,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	186,996	169,623
Non-cash rental and related revenues	(1,020)	(3,856)
Non-cash interest income	7	29
Non-cash interest expense	7,970	10,479
Stock-based compensation expense	11,360	8,987
Loss on extinguishment of debt	1,154	—
Recovery of loan losses	(1,047)	(571)
Net loss (gain) on sales of real estate	3,519	(2,095)
Impairment of real estate	7,322	18,472
(Income) loss from unconsolidated joint ventures	(3,928)	397
Distributions of earnings from unconsolidated joint ventures	7,813	5,447
Other non-cash items	(17,190)	(534)
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(11,449)	(15,462)
Accounts payable and accrued liabilities	1,596	(7,087)
Net cash provided by operating activities	348,613	310,541
Cash flows from investing activities:
Acquisition of real estate and lease intangibles	(452,933)	(136,430)
Origination and fundings of loans receivable	(6,910)	(21,645)
Origination and fundings of preferred equity investments	(9)	(2,832)
Additions to real estate	(41,521)	(54,712)
Repayments of loans receivable	20,671	3,551
Repayments of preferred equity investments	2,533	5,944
Investment in unconsolidated joint ventures	(1,241)	(1,258)
Net proceeds from the sales of real estate	88,637	95,999
Proceeds from net investment hedges	4,462	—
Insurance proceeds	1,589	2,382
Distributions in excess of earnings from unconsolidated joint ventures	6,762	—
Net cash used in investing activities	(377,960)	(109,001)
Cash flows from financing activities:
Net borrowings from revolving credit facility	109,805	14,595
Principal payments on senior unsecured notes	(500,000)	—
Proceeds from term loans	500,000	—
Principal payments on secured debt	(2,089)	(2,033)
Payments of deferred financing costs	(4,405)	(94)
Payments related to extinguishment of debt	(2,884)	—
Contributions from noncontrolling interests	2,046	—
Issuance of common stock, net	227,781	86,121
Dividends paid on common stock	(289,497)	(280,150)
Net cash provided by (used in) financing activities	40,757	(181,561)
Net increase in cash, cash equivalents and restricted cash	11,410	19,979
Effect of foreign currency translation on cash, cash equivalents and restricted cash	391	(359)
Cash, cash equivalents and restricted cash, beginning of period	66,339	46,719
Cash, cash equivalents and restricted cash, end of period	$78,140	$66,339
Supplemental disclosure of cash flow information:
Interest paid	$110,957	$105,200
Income taxes paid	$1,496	$1,389

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to Sabra Health Care REIT, Inc.	$27,225	$46,695	$155,609	$126,712
Add:
Depreciation and amortization of real estate assets	51,405	42,308	186,996	169,623
Depreciation and amortization of real estate assets related to noncontrolling interests	(123)	—	(163)	—
Depreciation and amortization of real estate assets related to unconsolidated joint ventures	1,639	2,213	7,584	8,893
Net loss (gain) on sales of real estate	9,063	(6,064)	3,519	(2,095)
Impairment of real estate	648	—	7,322	18,472
FFO attributable to Sabra Health Care REIT, Inc.	$89,857	$85,152	$360,867	$321,605
Write-offs of cash and straight-line rental income receivable and lease intangibles	—	508	7,759	6,032
Lease termination income, net of expense	—	—	(1,518)	—
Loss on extinguishment of debt	—	—	1,154	—
Recovery of loan losses	(407)	(125)	(1,047)	(571)
Other normalizing items (1)	1,711	(1,057)	(14,303)	1,662
Normalized FFO attributable to Sabra Health Care REIT, Inc.	$91,161	$84,478	$352,912	$328,728
FFO attributable to Sabra Health Care REIT, Inc.	$89,857	$85,152	$360,867	$321,605
Stock-based compensation expense	3,070	2,539	11,360	8,987
Non-cash rental and related revenues	(1,840)	(1,627)	(1,020)	(3,856)
Non-cash interest expense	2,362	1,729	7,970	10,479
Non-cash portion of loss on extinguishment of debt	—	—	(1,730)	—
Recovery of loan losses	(407)	(125)	(1,047)	(571)
Other adjustments related to unconsolidated joint ventures	76	71	313	472
Other adjustments (2)	393	(144)	(15,142)	1,072
AFFO attributable to Sabra Health Care REIT, Inc.	$93,511	$87,595	$361,571	$338,188
Lease termination income, net of expense	—	—	(1,518)	—
Cash portion of loss on extinguishment of debt	—	—	2,884	—
Write-off of cash rental income	—	25	—	732
Other normalizing items (1)	1,703	(704)	2,474	1,846
Normalized AFFO attributable to Sabra Health Care REIT, Inc.	$95,214	$86,916	$365,411	$340,766
Amounts per diluted common share attributable to Sabra Health Care REIT, Inc.:
Net income	$0.11	$0.19	$0.64	$0.54
FFO	$0.36	$0.36	$1.48	$1.36
Normalized FFO	$0.36	$0.35	$1.44	$1.39
AFFO	$0.37	$0.36	$1.47	$1.43
Normalized AFFO	$0.38	$0.36	$1.49	$1.44
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	252,768,271	239,640,053	244,497,242	236,045,862
AFFO and Normalized AFFO	253,621,566	240,395,180	245,583,191	237,116,036
(1)    Other normalizing items for FFO and AFFO for the three months ended December 31, 2025 include a $1.8 million catch-up adjustment related to changes in performance-based assumptions on management's compensation. Other normalizing items for FFO for the year ended December 31, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six previously terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur and $3.5 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. Other normalizing items for AFFO for the year ended December 31, 2025 include $3.5 million of transition expenses related to the transition of Senior Housing - Managed communities to new operators. Other normalizing items for FFO and AFFO for the three months and year ended December 31, 2024 include $0.5 million of gain on insurance proceeds. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries.
(2)    Other adjustments for the year ended December 31, 2025 include a $17.2 million gain reclassified from other comprehensive loss related to six terminated interest rate swaps as the related forecasted transactions were determined to be probable not to occur.

REPORTING DEFINITIONS
Adjusted EBITDA*
Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance.

Behavioral Health
Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income and is presented at Sabra’s pro rata share.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for (recovery of) loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including noncapitalizable acquisition costs, transaction costs related to operator transitions and organizational or other restructuring activities, gain/loss on derivative

REPORTING DEFINITIONS
instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Investment
Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities.

Net Debt*
The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements.

Net Debt to Adjusted EBITDA*
Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented.

Net Operating Income (“NOI”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

REPORTING DEFINITIONS

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.